UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 16, 2009
(Date of Earliest Event Reported)

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12235 (Commission File Number)	51-0347963 (I.R.S. Employer Identification Number)

1550 Liberty Ridge Drive, Suite 100, Wayne, PA	19087
(Address of principal executive offices)	(Zip Code)

(610) 251-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Indenture and Notes

On November 16, 2009, the Company completed its previously announced offering of $175 million principal amount of 8% Senior Notes due 2017 (the “Notes”).  The Notes were issued pursuant to an indenture dated as of November 16, 2009 (the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”).  The Notes were offered in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

Interest on the Notes accrues at the rate of 8% per annum and is payable semi-annually in cash in arrears on May 15 and November 15 of each year, commencing on May 15, 2010.

The Notes are senior subordinated unsecured obligations of the Company and will rank subordinated to all of the existing and future senior indebtedness of the Company and the Subsidiary Guarantors (as defined herein), including borrowings under the Company’s existing secured revolving credit facility, and pari passu with the Company’s and the Subsidiary Guarantors’ existing and future senior subordinated indebtedness.

The Notes are guaranteed, on a full, joint and several basis, by each of our domestic restricted subsidiaries that guarantees any of our debt or that of any of our restricted subsidiaries under our revolving credit facility, and in the future by any domestic restricted subsidiaries that guarantee any of our debt or that of any of our domestic restricted subsidiaries incurred under any credit facility (collectively, the “Subsidiary Guarantors”), in each case one senior subordinated basis.  If the Company is unable to make payments on the Notes when they are due, any of the subsidiary guarantors are obligated to make them instead.

The Company has the option to redeem all or a portion of the Notes at any time prior to November 15, 2013 at a redemption price equal to 100% of the principal amount of the Notes redeemed plus an applicable premium set forth in the Indenture and accrued and unpaid interest, if any.  The Notes are also subject to redemption, in whole or in part, at any time on or after November 15, 2013, at redemption prices equal to (i) 104% of the principal amount of the Notes redeemed, if redeemed prior to November 15, 2014, (ii) 102% of the principal amount of the Notes redeemed, if redeemed prior to November 15, 2015 and (iii) 100% of the principal amount of the Notes redeemed, if redeemed thereafter, plus accrued and unpaid interest.  In addition, at any time prior to November 15, 2012, the Company may redeem up to 35% of the principal amount of the Notes with the net cash proceeds of qualified equity offerings at a redemption price equal to 108% of the aggregate principal amount plus accrued and unpaid interest, if any, subject to certain limitations set forth in the Indenture.

Upon the occurrence of a change of control, as defined in the Indenture, the Company must offer to purchase the Notes from holders at 101% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of any of the Subsidiary Guarantors to (i) grant liens on its assets, (ii) make dividend payments, other distributions or other restricted payments, (iii) incur restrictions on the ability of the Subsidiary Guarantors to pay dividends or make other payments, (iv) enter into sale and leaseback transactions, (v) merge, consolidate, transfer or dispose of substantially all of their assets, (vi) incur additional indebtedness, (vii) use the proceeds from sales of assets, including capital stock of restricted subsidiaries, and (viii) enter into transactions with affiliates.  In addition, the Indenture requires, among other things, the Company to provide financial and current reports to holders of the Notes or file such reports electronically with the U.S. Securities and Exchange Commission (the “SEC”).  These covenants are subject to a number of exceptions, limitations and qualifications set forth in the Indenture.

Upon the occurrence of customary events of default, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately.  Upon the occurrence of certain bankruptcy or insolvency events affecting the Company or certain of its subsidiaries, all outstanding Notes will become immediately due and payable without further action or notice on the part of the Trustee or any holder.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company and the Subsidiary Guarantors entered into a registration rights agreement dated November 16, 2009 with the initial purchasers of the Notes (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement with the SEC pursuant to which it will offer to exchange the Notes for notes with substantially similar terms that are registered under the Securities Act.  In certain circumstances, the Company will be required to make available an effective shelf registration statement registering the resale of the Notes.  If the Company defaults on certain of its obligations under the Registration Rights Agreement, it will be required to pay additional interest on the Notes with respect to which such default exists until the default is cured as set forth in the Registration Rights Agreement.

Copies of the Indenture, the form of the Notes and the Registration Rights Agreement are attached as Exhibits 4.1, 4.2 and 4.3 hereto, respectively, and each is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The foregoing terms and conditions of the Notes, the Indenture and the Registration Rights Agreement described in Item 1.01 of this Current Report on Form 8-K are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of November 16, 2009, between Triumph Group, Inc. and U.S. Bank National Association, as trustee.

4.2	Form of 8% Senior Subordinated Notes due 2017 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

4.3	Registration Rights Agreement, dated November 16, 2009 between Triumph Group, Inc. and the parties named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2009	TRIUMPH GROUP, INC.

	By:	/s/ M. David Kornblatt
M. David Kornblatt
Executive Vice President, Chief Financial
Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description of Exhibit

4.1	Indenture, dated as of November 16, 2009, between Triumph Group, Inc. and U.S. Bank National Association, as trustee.

4.2	Form of 8% Senior Subordinated Notes due 2017 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

4.3	Registration Rights Agreement, dated November 16, 2009 between Triumph Group, Inc. and the parties named therein.